UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 21, 2006

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2006, former Chief Executive Officer Kit M. Cole was named Executive Chairman of the Board of Epic Bancorp.  Ms. Cole will receive a salary of $125,000 per year.  Ms. Cole will not be eligible to participate in the senior management bonus plan but will be eligible to receive other benefits consistent with other employees of Epic Bancorp.

Item 2.02 Results of Operations and Financial Condition

On July 21, 2006, Epic Bancorp announced by press release its earnings for the three and six months ended June 30, 2006.  A copy of the press release is attached hereto as Exhibit 99.1.  The press release incorporated herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2006 the Board of Directors amended the Bylaws of Epic Bancorp to create the position of Executive Chairman of the Board.

Item 8.01 Other Events

On July 17, 2006 the Board of Directors approved the declaration of a 4-cent per share third quarter dividend, payable on October 16, 2006, to shareholders of record as of September 29, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006	EPIC BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)